EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Perficient, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-130624, 333-160465, 333-183422, 333-198589, and 333-219660) on Form S-8 of Perficient, Inc. and subsidiaries (the Company) of our report dated February 25, 2021, with respect to the consolidated balance sheets of the Company as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 10-K of the Company.
Our report dated February 25, 2021 refers to the adoption of ASC Topic 842, Leases, as of January 1, 2019.
Our report dated February 25, 2021 on the effectiveness of internal control over financial reporting as of December 31, 2020 contains an explanatory paragraph that states the Company acquired substantially all of the assets of MedTouch LLC in January 2020, substantially all of the assets of Catalyst Networks, Inc. (Brainjocks) in March 2020, and all of the outstanding capital stock of Productora de Software S.A.S. (PSL) in June 2020 (the acquired businesses) and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, the acquired businesses’ internal control over financial reporting associated with 3% of total assets excluding goodwill and other intangible assets and 7% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2020. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the acquired businesses.
 /s/ KPMG LLP
St. Louis, Missouri
February 25, 2021